UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2017

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 NE Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code: (855) 884-0575

_________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑
_________________________________________

Item 7.01 Regulation FD Disclosure.
Pioneer Energy Services, Corp. ("the Company") provided a presentation to potential debt investors and lenders in connection with a possible $175 million term loan syndication, the proceeds from which would be used to, among other things, repay the indebtedness outstanding under the Company's current $150 million revolving credit facility. A copy of the relevant portions of the lender presentation is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, the Company advised one potential debt investor that the Company estimated that its asset coverage ratio, calculated as the Company's estimated net orderly liquidation value of certain domestic fixed assets to the proposed $175 million principal amount of the term loan, would have been 1.98 to 1.0 at June 30, 2017.

The information contained in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 8.01 Other Events.
On November 2, 2017, the Company issued a press release announcing (i) advanced discussions regarding a new $175 million senior secured term loan (the “Term Loan”) and (ii) its receipt of a commitment letter for a $75 million senior secured revolving asset-based lending facility. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
The closing and funding of the Term Loan will be subject to entering into definitive documentation with the lenders thereunder and the fulfillment of various conditions, including delivery of customary closing documents and legal opinions and the creation and perfection of various liens and security interests in a manner satisfactory to the lenders. Additionally, while Wells Fargo Bank, N.A., as administrative agent, sole lead arranger, and sole bookrunner, has provided the Company a commitment letter to fund a proposed senior secured revolving asset-based lending facility (the “ABL Credit Facility”), the Company has not yet entered into the proposed ABL Credit Facility, and closing and funding of the ABL Credit Facility will be subject to certain conditions, including the closing of the Term Loan, which the Company expects will occur concurrently with the ABL Credit Facility.

The following discussion reflects the Company’s expectations regarding certain terms that are expected to be included in the credit agreement that will evidence the Term Loan (the “Term Loan Credit Agreement”) and the ABL Credit Facility, though there can be no assurance that the Company will actually enter into the Term Loan or the ABL Credit Facility. The terms discussed below may not include all of the terms in the proposed Term Loan and the ABL Credit Facility that investors or potential investors may consider to be important, and the ultimate terms may differ. The Company intends to file the definitive Term Loan Credit Agreement and ABL Credit Facility promptly after they become effective.

ABL Credit Facility

The ABL Credit Facility is expected to provide for borrowings in the aggregate principal amount of up to $75 million, including a $30 million sub-limit for letters of credit, under a senior secured credit facility. Available funds would be available for general corporate purposes.

Availability under the ABL Credit Facility is expected to be determined by reference to a borrowing base. The borrowing base at any time will be comprised of a percentage of (i) eligible billed accounts, (ii) eligible unbilled accounts, and (iii) book value of eligible inventory (less certain reserves established under the credit agreement from time to time). The ABL Credit Facility will mature on the earliest of (i) the fifth anniversary of the closing date, (ii) 90 days prior to the scheduled maturity date under the Term Loan and (iii) 90 days prior to the maturity of the Senior Unsecured Notes issued by the Company under the Indenture dated March 18, 2014, between the Company and Wells Fargo, N.A. as trustee (the “Senior Notes”). Interest rates with respect to advances under the ABL Credit Facility are based on, at the Company’s option, (i) the Base Rate plus an applicable margin, or (ii) the LIBOR Rate plus an applicable margin.

The obligations under the ABL Credit Facility are expected to be shared, on a joint and several basis, by the Company and its present and future domestic subsidiaries, subject to certain exceptions. The ABL Credit Facility will be secured by (i) a first-priority perfected security interest in (a) all accounts and all amounts payable in respect of the sale, lease, assignment, license or other disposition of accounts, inventory or services rendered or to be rendered, (b) all chattel paper and rights to payment evidenced thereby, (c) all inventory, (d) all deposit accounts and securities accounts, (e) all documents, letter of credit rights, instruments, and other assets arising out of the items listed herein in (a)-(j), (f) all commercial tort claims relating to the items listed herein in (a)-(j), (g) a portion of business interruption insurance proceeds, (h) all interest, fees, charges or other amounts payable in connection with any account, (i) all payment intangibles, and (j) all substitutions, replacements, accessions, products, or proceeds for any of the foregoing, in each case of the Company and each other obligor under the ABL Credit Facility (collectively, the “ABL Priority Assets”), and (ii) a second-priority perfected security in substantially all tangible and intangible assets of the Company and each other obligor under the ABL Credit Facility, in each case, subject to certain exceptions and permitted liens.

Term Loan Credit Agreement

The Term Loan Credit Agreement is expected to provide for one drawing in the amount of $175 million (the “Term Loan”), which is to be funded on the closing date of the Term Loan. The Company expects to use the proceeds to repay the indebtedness outstanding due under the Amended and Restated Credit Agreement, dated as of June 30, 2011, as amended by the First Amendment thereto dated as of March 3, 2014, the Second Amendment thereto dated as of September 22, 2014, the Third Amendment thereto dated as of September 15, 2015, the Fourth Amendment thereto dated as of December 23, 2015, and the Fifth Amendment thereto dated as of June 30, 2016, by and among the Company, the lenders party thereto, and Wells Fargo Bank, N.A., as administrative agent, issuing lender and swing line lender, together with costs and expenses related thereto, and fees, costs and expenses related to entering into the Term Loan and ABL Credit Facility, with the remainder being used for other lawful general corporate purposes.

The Term Loan will mature on the fifth anniversary of the closing date. Notwithstanding the foregoing, in the event the aggregate indebtedness outstanding on December 14, 2021 under the Company’s existing Senior Notes exceeds $15,000,000, the Company expects that the Term Loan would be scheduled to mature on December 14, 2021.

We expect interest on the outstanding principal amount of the Term Loan will accrue at either (i) the Adjusted Eurodollar Rate (subject to a floor of 1%) plus a margin of 775 basis points or (ii) the alternative Base Rate plus an applicable margin. Interest accruing at a rate based on the reserve Adjusted Eurodollar Rate is expected to be payable at the end of the applicable interest rate period (but not less frequently than each three months), with interest accruing at a rate based on the base rate payable on the last business day of each calendar quarter.

The Company expects that the Term Loan will be guaranteed by each of the Company’s direct and indirect wholly-owned domestic subsidiaries, subject to certain exceptions (the “Guarantors”). The Term Loan will be secured by a second lien on all of the ABL Priority Assets and a first lien on substantially all of the other assets of the Company and the Guarantors, in each case, subject to certain exceptions and permitted liens.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

99.1    Lender presentation dated October 2017.
99.2    Press release issued by Pioneer Energy Services Corp. on November 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Dated: November 2, 2017

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Lender presentation dated October 2017
99.2	Press release issued by Pioneer Energy Services Corp. on November 2, 2017.